Exhibit 99 to Statement of Changes in Beneficial Ownership		Transaction Date
Russell Leroy Bauknight	Actual Shares	December 2, 2004
1517 Gervais Street	Sold & Delivered	Remaining
Columbia, SC 29201	30025	Shares
	0.7086%	4,207,102
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	7081.00	992,919

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	7081.00	992,919
Evan W. Nord Revocable Trust dated July 6, 1994,	2628.00	368,539
as supplemented September 21, 1994 and November 18, 1994
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	3.00	417
Evan W. Nord Grandchildren Trust dated September 8, 1997	6.00	814

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	221.00	30,979
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	221.00	30,979
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	221.00	30,979
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	221.00	30,979
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	221.00	30,979
	1,105	154,895

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	61.00	8,439
2000 Irrevocable Trust Agreement of Evan W. Nord	425.00	59,575
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	284.00	39,716
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No.3 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No.5 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No.7 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No.9 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No.13 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No.15 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No.17 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No.19 of Evan W. Nord	29.00	3,971
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	29.00	3,971
	11,039	1,545,868

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	1080.00	151,342
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	1080.00	151,342
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	1080.00	151,342
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	1080.00	151,342
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	1080.00	151,342
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1080.00	151,342
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1080.00	151,342

Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1080.00	151,342
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1080.00	151,342
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1080.00	151,342
	17,881	2,506,339

Total Shares	30,025	4,207,102
		4,207,102